Exhibit 10.34

                          REGISTRATION RIGHTS AGREEMENT


                  AGREEMENT dated as of February 12, 1999 (the "Effective Date") by and between Interactive Magic, Inc., a North Carolina corporation ("Purchaser"), and Multiplayer Games Network, Inc., Tantalus, Inc. and Donn A. Clendenon (collectively, the "Stockholders").

                  WHEREAS, pursuant to a separate Agreement and Plan of Merger, dated as of January 25, 1999, among MPG-Net, Inc., a Delaware corporation ("MPGN""), Purchaser, iMagicOnline Corporation ("I-Magic"), Jim Hettinger and each of the Stockholders (the "Merger Agreement"), the Stockholders are acquiring on the date hereof, shares of Common Stock of Purchaser, par value $.10 per share (the "Common Stock") set forth opposite their names on Schedule A (the "Equity Securities");

                  The Stockholders and Purchaser wish to establish certain rights and obligations with respect to the Stockholders' Equity Securities.

                  It is therefore agreed as follows:

                  1. DEFINITIONS. In this Agreement, the following terms shall have the meaning specified, unless the context otherwise requires:

                       1.1 "Affiliate" of an entity means any person or entity who or which, directly or indirectly, controls, is under common control with or is controlled by that entity. For the purposes of this definition, "control," as used with respect to any entity, shall mean the beneficial ownership, directly or indirectly, of a majority of the voting securities of that entity.

                       1.2 "Convertible Securities" means any evidence of indebtedness, debt securities, shares of stock (other than Common Stock) or other securities directly or indirectly convertible into or exchangeable for Common Stock, including options and warrants.

                       1.3 "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, or any successor act, all as the same shall be in effect at the time.

                       1.4 "Merger Documents" means the Merger Agreement and all exhibits thereto.

                       1.5 "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.

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                       1.6 "Registrable Securities" means the Equity Securities,
Common Stock or Common Stock issued or issuable upon exercise or conversion of Convertible Securities.

                       1.7 "Registration Expenses" means all expenses incident to Purchaser's performance of or compliance with SECTION 4, including, without limitation, all registration and filing fees, all fees and expenses of complying with securities or blue sky laws (including reasonable fees and disbursement of counsel in connection with blue sky qualifications of the Registrable Securities), rating agency fees, all printing expenses, messenger and delivery expenses, internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the fees and expenses incurred in connection with the listing of the securities, the fees and disbursements of counsel for Purchaser and of its independent public accountants, including the expenses of any special audits required by or incident to such performance and compliance, but excluding any fees and expenses of counsel for holders of Registrable Securities or any underwriting discounts and commissions applicable to the Registrable Securities.

                       1.8 "SEC" means the Securities and Exchange Commission.

                       1.9 "Securities Act" means the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder, or any successor act, all as the same shall be in effect at the time.

                       1.10 "Transfer" means any sale, bequest, exchange, assignment or gift, the creation of any security interest or other encumbrance and any other disposition of any kind, whether voluntary or involuntary, affecting title to or possession of any of the Equity Securities.

                  2. REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS. Each Stockholder severally represents and warrants to Purchaser as follows:

                       2.1 Such Stockholder is acquiring the Equity Securities for its own account and not on behalf of any other Person, and not with a view to resale or distribution in whole or in part in a manner that would violate the Securities Act.

                       2.2 Such Stockholder understands that the Equity Securities have not been registered under the Securities Act and will be "restricted securities" within the meaning of the regulations under the Securities Act, and by reason of the foregoing the Equity Securities may not be resold in the absence of an effective registration statement under, or applicable exemption from, the Securities Act, and that a restrictive legend will be affixed to the Equity Securities upon issuance to such Stockholder.

                       2.3 Such Stockholder has full knowledge of the operations of MPGN, Purchaser, I-Magic and the transactions contemplated by the Merger Documents. Each of the Stockholders has received and reviewed a copy of the Merger Documents. Each of the Stockholders through its representatives has had an opportunity to ask questions and receive

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answers concerning Purchaser, I-Magic, MPGN and the transactions contemplated by the Merger Documents and to obtain any additional information such Stockholder has requested in order to verify the accuracy of the information contained in the Merger Documents. Such Stockholder has relied solely on the representations and warranties contained in the Merger Documents and its own knowledge about Purchaser, I-Magic and MPGN in making its decision to acquire the Equity Securities.

                       2.4 Except as set forth in Schedule 4.24 to the Merger Agreement, such Stockholder has not employed any broker, finder, consultant, intermediary or advisor in connection with the transactions contemplated by this Agreement which would be entitled to a broker's, finder's or similar fee or commission from Purchaser or such Stockholder in connection with the transactions contemplated by the Merger Documents.

                  3.   DISPOSITION OF REGISTRABLE SECURITIES.

                       3.1 POOLING OF INTERESTS ACCOUNTING. Each Stockholder agrees that from and after the date of this Agreement, such Stockholder shall not take any action, or knowingly fail to take any action, which action or failure is reasonably likely to disqualify the transactions contemplated by the Merger Agreement from pooling of interests accounting treatment by Purchaser, and each Stockholder agrees to take all reasonable actions necessary to cause the transactions contemplated by the Merger Agreement to qualify as a pooling of interests. Notwithstanding any other provision of this SECTION 3.1, and without limiting the foregoing, each Stockholder agrees that such Stockholder shall not Transfer such Stockholder's interests in or reduce such Stockholder's risk relative to any of the Equity Securities until Purchaser shall have published financial results covering at least thirty (30) days of combined operations of I-Magic and MPGN after consummation of the transactions contemplated by the Merger Agreement. Each Stockholder acknowledges and agrees with Purchaser that such Stockholder is not a party to any agreement or arrangement with any third party regarding the transactions contemplated by the Merger Documents or the subject matter thereof other than the Merger Documents and any other applicable documents related to the transactions contemplated by the Merger Agreement.

                       3.2 RESTRICTIONS ON TRANSFER. In addition to the restrictions set forth in SECTION 3.1 hereof, in no event shall any Stockholder Transfer any Equity Securities or any other securities of Purchaser for a six month period following the Effective Date, except for Transfers pursuant to an effective registration statement in accordance with SECTION 4 of this Agreement and in compliance with all applicable laws, including, without limitation, the Securities Act.

                       3.3 TRANSFERS IN VIOLATION. Any Transfer of any Equity Securities or other securities of Purchaser in violation of any provision of this Agreement shall be void and of no effect and shall not be recognized by Purchaser as transferring any interest in any of such securities. In the case of any such violation, Purchaser shall have the right to issue an oral or written order to the Purchaser's transfer agent (if any) not to transfer such securities.

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                       3.4 CERTIFICATES LEGENDED. Until the expiration of all
applicable transfer restrictions established by this Agreement, each certificate representing any Equity Securities subject to any such restriction shall bear the following legend conspicuously:

                  TRANSFER OF THE SHARES EVIDENCED BY THIS CERTIFICATE IS SUBJECT TO A REGISTRATION RIGHTS AGREEMENT, DATED AS OF [the date of this agreement], BETWEEN PURCHASER AND THE ORIGINAL HOLDER HEREOF. A COPY OF SAID AGREEMENT IS ON FILE IN THE OFFICE OF PURCHASER, AND A COPY THEREOF WILL BE MAILED TO THE HOLDER HEREOF WITHOUT CHARGE UPON RECEIPT OF A WRITTEN REQUEST THEREFOR.

                  4.   REGISTRATION RIGHTS.

                       4.1   DEMAND REGISTRATION.

                             4.1.1 Subject to the provisions of SECTION 4.1.3,
for a two year period commencing at any time after July 21, 1999, if Purchaser shall be requested in writing by any Stockholder to effect the registration under the Securities Act of Equity Securities having a proposed aggregate offering price (net of discounts and commissions) equal to or greater than $1,250,000, then Purchaser shall promptly give written notice of such proposed registration to the other Stockholder, and thereupon, Purchaser shall promptly as practicable prepare and file a registration statement on Form S-3, if available and if not available, on such other form which is available and suitable for a secondary offering of securities under the Securities Act (the "Resale Registration Statement") with regard to Equity Securities which Purchaser has been requested to register for disposition in the request of a Stockholder and in any response received from any Stockholder within 20 days after the giving of written notice by Purchaser, to the end that the Equity Securities may be publicly sold under the Securities Act thereafter, subject to the provisions of this Agreement, and Purchaser will use reasonable efforts to cause such registration to become effective; provided, that the Stockholders shall furnish Purchaser with appropriate information in connection therewith as Purchaser may request.

                             4.1.2 All Registration Expenses in connection with
such registration statement under this SECTION 4.1 shall be borne by Purchaser, except that the Stockholders or other holders shall bear the fees of their own counsel and any underwriting discounts or commissions applicable to any of the Equity Securities sold by them.

                             4.1.3 The obligation of Purchaser pursuant to this
SECTION 4.1, shall be limited to one Resale Registration Statement and shall not apply to any Equity Securities that at such time are eligible for immediate resale under Rule 144 during any three month period. A Resale Registration Statement will not be deemed to have been effected unless it has become effective.

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                             4.1.4 The provisions of this SECTION 4.1 shall be
subject to the condition that if:

                                   4.1.4.1 prior to filing of the Resale
               Registration Statement, Purchaser has fixed plans (as evidenced by a resolution of the Board of Directors of Purchaser adopted prior to the date Purchaser receives such request) to engage in, or has become party to an agreement or letter of intent contemplating, a public offering of Common Stock or Convertible Securities for its own account through one or more underwriters proposing to underwrite such offering on a firm commitment basis (or, if such offering involves the issuance of rights to stockholders of Purchaser, on a standby basis), then Purchaser shall either: (a) include the Stockholders' Equity Securities, subject to the provisions of SECTION 4.4 herein or (b) file a Resale Registration Statement within one hundred and twenty (120) days after the effectiveness (or such shorter period as the managing underwriter of such offering may agree) or abandonment of the registration statement relating to the offering; or

                                   4.1.4.2 prior to filing of the Resale
               Registration Statement, Purchaser has become party to an agreement or letter of intent or filed materials with the SEC contemplating a material business acquisition by Purchaser, whether by way of merger, consolidation, acquisition of assets, acquisition of securities or otherwise, and, if such proposed acquisition were consummated, Purchaser would be required to include in such registration statement financial statements and/or other information concerning the business of any other party to such proposed acquisition, then Purchaser may delay the filing of the Resale Registration Statement to a date after such business combination has become effective; or

                                   4.1.4.3 prior to the filing of the Resale
               Registration Statement, Purchaser has become party to an agreement or letter of intent contemplating a merger or consolidation of Purchaser into or with, or a sale or transfer of all or substantially all of the business and assets of Purchaser to, any other corporation or entity, then Purchaser may delay the filing of the Resale Registration Statement to a date after the transaction contemplated by such agreement or letter of intent becomes effective or is abandoned.

                       4.2  PIGGY-BACK AND INCIDENTAL REGISTRATION.

                             4.2.1 Subject to the provisions of SECTIONS 4.2.4,
4.2.5 AND 4.4 hereof, for a two year period commencing at any time after the Effective Date, if Purchaser proposes to register any Registrable Securities under the Securities Act, whether or not for sale for its own account or for the account of any security holder (other than securities to be issued pursuant to an employee compensation program or securities issued in a merger, acquisition or similar transaction) in a manner and on a form which would permit registration of Equity

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Securities for sale to the public under the Securities Act, it shall each such time give written notice to the Stockholders of its intention to do so and, upon the written request of any such Stockholder made within ten (10) business days after the receipt of any such notice (which request shall specify the Equity Securities intended to be disposed of by such Stockholder), Purchaser will use its best efforts to effect the registration under the Securities Act of all Equity Securities which Purchaser has been so requested to register by any Stockholder, subject to limitations on such inclusion contained in contracts existing prior to the date of this Agreement, to the extent requisite to permit the disposition of the Equity Securities so to be registered; PROVIDED that if, at any time after giving written notice of its intention to register any Registrable Securities and prior to the effective date of the registration statement filed in connection with such registration, Purchaser shall determine for any reason not to register such Registrable Securities, Purchaser may, at its election, give written notice of such determination to the Stockholders and, thereupon, shall be relieved of its obligation to register any Equity Securities in connection with such registration.

                             4.2.2 A registration effected under this SECTION
4.2 shall relieve Purchaser of its obligation to effect a Resale Registration Statement under SECTION 4.1, if the registration effected under this SECTION 4.2 includes Equity Securities.

                             4.2.3 Purchaser will pay all Registration Expenses
in connection with any registration of Equity Securities pursuant to this
SECTION 4.2, except that the Stockholders or other holders shall bear the fees of their own counsel and any underwritten discounts or commissions applicable to any of the Equity Securities sold by them.

                             4.2.4 The obligation of Purchaser pursuant to this
SECTION 4.2 shall be limited to two registration statements and shall not apply to any Equity Securities that at such time are eligible for immediate resale under Rule 144 during any three month period.

                             4.2.5 Purchaser shall not be obligated to notify
the Stockholders or include any of their Equity Securities pursuant to this
SECTION 4.2 in any registration statement contemplated by the Registration Rights Agreement entered into between RGC International Investors LDC and Purchaser.

                       4.3 REGISTRATION PROCEDURES. If and whenever Purchaser is required by the provisions of SECTION 4.1 OR 4.2 to effect the registration of Equity Securities under the Securities Act, Purchaser will, subject to the provisions of SECTION 4.4:

                             4.3.1 prepare and file with the SEC a registration
statement with respect to such Equity Securities, and use reasonable efforts to cause such registration statement to become and remain effective for such period as may be reasonably necessary to effect the sale of such Equity Securities, not to exceed the period expiring on the earlier of (i) the sale of all the Equity Securities, or (ii) the date on which the Equity Securities become eligible for resale under Rule 144 during any three month period;

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                             4.3.2 prepare and file with the SEC such amendments
to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective for such period as may be reasonably necessary to effect the sale of such Equity Securities, not to exceed the period expiring on the earlier of (i) the sale of all the Equity Securities, or (ii) the date on which the Equity Securities become eligible for resale under Rule 144 during any three month period;

                             4.3.3 furnish to the Stockholders participating in
such registration, if any, such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as the Stockholders may reasonably request in order to facilitate the public offering of the Equity Securities;

                             4.3.4 use reasonable efforts to register or qualify
the Equity Securities covered by such registration statement under such state securities or blue sky laws of such jurisdictions as the Stockholders, if any, participating in such registration may reasonably request in writing within five
(5) days following the original filing of such registration statement, except that Purchaser shall not for any purpose be required to qualify to do business as a foreign corporation or execute a general consent to service of process in any jurisdiction wherein it is not so qualified;

                             4.3.5 notify the Stockholders, if any,
participating in such registration after Purchaser shall receive notice thereof, of the time when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

                             4.3.6 for a period expiring on the earlier of (i)
the sale of all the Equity Securities, or (ii) the date on which the Equity Securities become eligible for resale under Rule 144(k), prepare and file with the SEC and notify the Stockholders, if any, participating in such registration of the filing of such amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event shall have occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading;

                             4.3.7 advise the Stockholders, if any,
participating in such registration after Purchaser shall receive notice thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such registration statement and use reasonable efforts to obtain its withdrawal;

                             4.3.8 use reasonable efforts to list such
securities on each securities exchange on which the Common Stock are then listed, if such securities are not already so listed and if such listing is then permitted under the rules of such exchange.

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                       4.4 UNDERWRITTEN OFFERINGS IN CONNECTION WITH
"PIGGY-BACK" AND INCIDENTAL REGISTRATIONS. Subject to SECTION 4.2, if at any time (i) Purchaser proposes to register any Registrable Securities under the Securities Act for sale for its own account or for the account of any security holder and such Registrable Securities are to be distributed by or through one or more underwriters, and (ii) Purchaser agrees to include in such registration among those to be distributed by such underwriters the Equity Securities requested to be included by the Stockholders pursuant to the terms of SECTION
4.2 herein (subject to any contracts existing between Purchaser and other security holders prior to the date of this Agreement limiting such inclusion), then the holders of Equity Securities to be distributed by such underwriters shall be parties to the underwriting agreement between Purchaser and such underwriters, such agreement to contain such representations and warranties by Purchaser and the Stockholders, and such other terms and provisions as are customarily contained in agreements of this type, including, without limitation, indemnities and rights to contribution to the effect and to the extent provided in SECTION 5. Purchaser may also require that the Equity Securities requested for inclusion pursuant to this SECTION 4.4 be included in the offering on the same financial terms as the securities otherwise being sold through the underwriters. If in the good faith judgment of the managing underwriter of such underwritten public offering, the inclusion of any or all of the Equity Securities requested for inclusion pursuant to SECTION 4.2 together with any other Registrable Securities which have similar piggyback registration rights (such securities and the Registrable Securities being collectively referred to as the "Requested Stock") would jeopardize the success of the offering, the number of shares of Requested Stock otherwise to be included in the underwritten public offering may be reduced pro rata (by number of shares of Common Stock (on an as-converted basis, if applicable, solely for purposes of determining participation rights)) among the holders thereof requesting such registration or excluded in their entirety if so required by such managing underwriter.

                       4.5 PREPARATION; REASONABLE INVESTIGATION. In connection with the preparation and filing of each registration statement registering Equity Securities under the Securities Act, Purchaser will give the holders of such Equity Securities so registered and their underwriters, if any, and their respective counsel and accountants, the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the SEC, and each amendment thereof or supplement thereto, and will give each of them such reasonable access to its books and records and such opportunities to discuss the business of Purchaser with its officers and the independent public accountants who have certified its financial statements as shall be reasonably necessary, in the opinion of counsel to Purchaser, to conduct a reasonable investigation within the meaning of the Securities Act. Each holder of such Equity Securities shall furnish to Purchaser such information regarding such Stockholder and the distribution proposed by such Stockholder as Purchaser may request and as shall be required in connection with any registration referred to in this SECTION 4.

                       4.6 HOLDBACK AGREEMENT. Each Stockholder agrees that if requested in writing by the managing underwriter(s) of any underwritten public offering of Purchaser's securities, such Stockholder shall not effect any sale or distribution of any securities of Purchaser, including a private sale or a sale pursuant to Rule 144 or 144A (or any similar

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provision then in force) under the Securities Act, during the 30-day period prior to, and during the 180-day period (or such other period as may be requested by the managing underwriter of such underwritten offering) beginning on the effective date of such registration statement, except as part of such underwritten offering or as otherwise permitted by the managing underwriters.

                  5. INDEMNIFICATION AND CONTRIBUTION.

                       5.1 INDEMNIFICATION.

                             5.1.1 Purchaser will indemnify and hold harmless
each Stockholder whose Equity Securities are included in a registration statement pursuant to the provisions of SECTION 4 hereof, from and against, any and all loss, damage, liability, cost and expense, including reasonable attorney's fees and expenses, to which such Stockholder may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; PROVIDED, HOWEVER, that Purchaser will not be liable in any such case to the extent that any such loss, damage, liability, cost or expenses arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in reliance upon information furnished by or on behalf of such Stockholder for use in the preparation thereof.

                             5.1.2 Each Stockholder whose Equity Securities are
included in a registration pursuant to the provisions of SECTION 5 hereof will indemnify and hold harmless Purchaser, its directors and officers, any controlling Person and any underwriter from and against, and will reimburse Purchaser, its directors and officers, any controlling Person and any underwriter with respect to, any and all loss, damage, liability, cost or expense to which Purchaser or any controlling Person and/or any underwriter may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon information furnished by or on behalf of such Stockholder for use in the preparation thereof.

                             5.1.3 Promptly after receipt by an indemnified
party pursuant to the provisions of SECTION 5.1.1 OR 5.1.2 of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of SECTION 5.1.1

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OR 5.1.2, promptly notify the indemnifying party of the commencement thereof;
but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party unless such failure to give notice shall materially prejudice the indemnifying party in the defense of such claim. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, PROVIDED, HOWEVER, if the defendants in any action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or in addition to those available to the indemnified party, or if there is a conflict of interest which would prevent counsel for the indemnifying party from also representing the indemnified party, the indemnified party or parties have the right to select one separate counsel to participate in the defense of such action on behalf of such indemnified party or parties at the expense of the indemnifying party unless in the reasonable judgment of the indemnified parties a conflict of interest may exist among such indemnified parties, in which event the indemnified parties shall be obligated to pay the fees and expenses of such additional counsel. An indemnified party may retain its own counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party if the indemnifying party has assumed the defense of the action with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of said SECTION
5.1.1 OR 5.1.2 for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

                       5.2  CONTRIBUTION.

                             5.2.1 If the indemnification provided for in
SECTION 5.1.3 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages or liabilities referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of such indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, such statement or omission has been made by, or relates to information supplied by, such indemnifying party or indemnified parties and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include, subject to the limitations set forth in SECTION 5.1.3, any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

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                             5.2.2 The parties hereto agree that it would not be
just and equitable if contribution pursuant to this SECTION 5.2.2 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in SECTION
5.2.1. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                             5.2.3 If indemnification is available under SECTION
5.1.3 the indemnifying parties shall indemnify each indemnified party to the full extent provided in SECTIONS 5.1.1 AND 5.1.2 without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in this SECTION 5.2.3.

                  6. MISCELLANEOUS.

                       6.1 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed in Delaware.

                       6.2 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of Purchaser, each Stockholder and their respective successors and assigns.

                       6.3 NOTICES. Any notice or other communication under this Agreement shall be considered given and received when (i) delivered personally in writing, (ii) received by registered mail, return receipt requested or (iii) sent by facsimile, with a copy confirmed by registered mail, return receipt requested, by the parties at the following addresses and telecopier numbers (or at such other addresses and telecopier numbers as a party may specify by notice to the others):

                           If to Purchaser:

                           Interactive Magic, Inc.
                           215 Southport Drive, Suite 100
                           Morrisville, North Carolina 27560
                           Attention:  President
                           Facsimile No.:  (919) 461-0722

                           with a copy to:

                           Bachner Tally Polevoy & Misher LLP
                           380 Madison Avenue
                           New York, NY  10017
                           Attention:  Jill M. Cohen, Esq.
                           Facsimile No.: (212) 682-5729

                           If to the Stockholders:

                           (At the addresses listed on Schedule A)
                           with a copy to:

                           Branden Burningham, Esq.
                           455 East 500 South, Suite 205
                           Salt Lake City, Utah 84111
                           Facsimile No.:  (801) 355-7126

                       6.4 WAIVER. Purchaser shall have the right to waive any of its rights or any obligations owing to it hereunder without the consent of the other parties to this Agreement.

                       6.5 TITLES AND SUBTITLES. The titles of the Articles and Sections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

                       6.6 COUNTERPARTS; FACSIMILE. This Agreement may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. This Agreement may be executed by facsimile, which shall be deemed an original.

                       6.7 FURTHER ASSURANCES. Each of Purchaser and the Stockholders agree to take such actions and execute such documents as is necessary to carry out the intents and purposes of this Agreement and the transactions contemplated hereby.

                       6.8 COMPLETE AGREEMENT; MODIFICATION AND TERMINATION. This Agreement contains a complete statement of all the arrangements among the parties with respect to its subject matter, supersedes all existing agreements among them concerning that subject matter and cannot be changed or terminated except in writing signed by all of the parties.

                                         INTERACTIVE MAGIC, INC.


                                         By:       /s/ Michael Oliver
                                             ------------------------------
                                             Name:     Michael Oliver
                                             Title: Chief Financial Officer

                                         STOCKHOLDERS:


                                         MULTIPLAYER GAMES NETWORK, INC.


                                         By:        /s/ James Hettinger
                                             ------------------------------
                                              Name:  James Hettinger
                                              Title: Chief Executive Officer


                                         TANTALUS, INC.


                                         By:        /s/ James Hettinger
                                             ------------------------------
                                              Name:  James Hettinger
                                              Title: President



                                           /s/ Donn A. Clendenon
                                             ------------------------------
                                               Donn A. Clendenon
                                      -13-

                                   SCHEDULE A

Name and Address                                     Number of Equity Securities

Multiplayer Games Network, Inc.                           262,500 shares of
                                                          Common Stock



Tantalus, Inc.                                            262,500 shares of
                                                          Common Stock


Donn A. Clendenon                                         30,000 shares of
                                                          Common Stock

                                      -14-